EXHIBIT 99.1
ParkOhio Announces First Quarter 2020 Results

•	Q1 2020 Revenues of $366 million

•	Q1 2020 GAAP EPS of $0.10; Q1 2020 Adjusted EPS of $0.13

•	Liquidity position as of March 31, 2020 totaled $237 million

•	Quarterly Dividend Suspended

CLEVELAND, OHIO, May 6, 2020 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the first quarter of 2020.

FIRST QUARTER CONSOLIDATED RESULTS
Net sales were $366.3 million in the first quarter of 2020 compared to net sales of $420.1 million in the first quarter of 2019. Net income attributable to ParkOhio common shareholders was $1.2 million, or $0.10 per diluted share, in the first quarter of 2020, compared to net income of $11.2 million, or $0.90 per diluted share, in the first quarter of 2019. On an adjusted basis, net income attributable to ParkOhio common shareholders was $0.13 per diluted share in the 2020 period compared to net income of $1.01 per diluted share in the 2019 period. Results in 2020 include an effective income tax rate of 81% driven by deductions and foreign tax credits that cannot be claimed in 2020 or carried forward, based on estimates of 2020 taxable income by jurisdiction. The impact of these items on our first quarter 2020 income tax expense was an increase of approximately $3.7 million, or $0.30 per diluted share. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.
The initial impact of the COVID-19 pandemic weakened demand in several of the Company’s end markets in the first quarter of 2020, primarily in the automotive, oil and gas, aerospace and defense and industrial end markets. Many of our operations were idled during the month of March and continue to be idle or significantly downsized, while operations deemed essential continue to operate under federal and state guidelines. We expect a significant reduction in demand during the second quarter of 2020, and for the full year 2020, but the extent cannot be reasonably estimated.
At March 31, 2020, we had liquidity of $236.8 million, including cash on-hand of $56.8 million and $180.0 million of unused borrowing capacity under our various banking arrangements. During the first quarter, net cash used by operating activities totaled $3.9 million, and capital expenditures were $4.9 million. We are aggressively managing working capital and expect to minimize capital spending throughout 2020 to enhance our free cash flow and preserve our strong liquidity and borrowing availability. We believe we have sufficient liquidity to fund our requirements during the current environment caused by the COVID-19 pandemic.
Matthew V. Crawford, Chairman, Chief Executive Officer and President, stated, “Despite a solid start to 2020, the severe impact of COVID-19 during mid-March significantly changed our outcome for the first quarter.  Our focus very quickly became the safety of our colleagues, the liquidity of our business and an immediate effort to reduce costs.  We believe we have successfully

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completed much of this initial phase and now look to strengthen our competitive position and preserve strategic priorities throughout what appears to be a period of slow recovery perhaps into 2021.  I want to thank our ParkOhio team members for their ongoing sacrifices during these unprecedented times.”
In response to these challenging macroeconomic conditions, we initiated a series of decisive actions to reduce costs and are aggressively managing both working capital and capital spending. These actions included headcount reductions and employee furloughs affecting approximately 40% of our global employee base; salary and Board compensation reductions; discretionary spending cuts; and reducing non-critical capital expenditures. We are also temporarily suspending our quarterly cash dividend to further enhance our liquidity.
FIRST QUARTER SEGMENT RESULTS
Net sales and net income in the 2020 first quarter were significantly impacted by the COVID-19 pandemic, which affected operations in all three of our business segments. Specifically, North American automotive production was significantly reduced in March; worldwide capital spending was curtailed by many customers; and other key end markets experienced low levels of production driven by the global macroeconomic downturn caused by the pandemic.
In Supply Technologies, net sales declined 15% year-over-year and totaled $141 million compared to $165 million last year. We began the year with great momentum and saw positive volume trends in many end markets and with new customers, as indicated by the increase in sales over the fourth quarter of 2019. In addition, our customer margins continued to improve as product pricing changes with customers and suppliers have been fully implemented. The decline in demand began in March in most of our end markets, most notably in the heavy-duty truck, aerospace and defense, automotive, and industrial equipment markets. This decline was partially offset by sales growth in the semiconductor and medical markets. Although many Supply Technologies end markets were not completely closed during March, demand levels were significantly affected by the downturn in the global economy caused by the COVID-19 pandemic. At this time, there have been no disruptions in our supply chains that have affected our ability to service our customers.
In Assembly Components, net sales decreased 7% to $128 million compared to $138 a year ago. The decline in sales and operating margins year-over-year began in March as the majority of our customers plants were required to be closed as a result of the COVID-19 pandemic. The majority of our plants in North America were shut down in compliance with federal and state orders and continued to be idled during the month of April. It is unclear when and to what extent automotive production in North America will begin to start up, although we are starting to see customer order releases begin during the second half of May and steadily improve throughout the end of the second quarter. While we wait for production to ramp back up, we continue to develop new business, implement cost reductions and changes to our manufacturing processes to improve our profitability when production resumes.
In Engineered Products, net sales were down 16% year-over-year, and operating income margins decreased to 3.9%. Sales were affected by the decline in demand from certain end markets, including oil and gas, rail and other markets which declined in March resulting from the effects of the COVID-19 pandemic, especially in Asia and Europe. Order levels for new equipment decreased during the first quarter and continue to be at sluggish levels, as global capital spending resulting from the pandemic is being curtailed and deferred into future periods. Our industrial equipment businesses located in China, Italy and Spain were impacted early by the pandemic and are now back in operation at reduced production levels. Despite the decline in new order activity in the first quarter of 2020, our global aftermarket parts and services business was strong. We expect continued softness in our end markets throughout the second quarter as these markets begin to recover.

CONFERENCE CALL

A conference call reviewing ParkOhio’s first quarter 2020 results will be broadcast live over the Internet on Thursday, May 7, commencing at 1:00 pm Eastern Time. Simply log on to http://www.pkoh.com.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.
This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the ultimate impact the COVID-19 pandemic has on our business, results of operations, financial position and liquidity; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; public health issues, including the outbreak of COVID-19 and its impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital;
potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In millions, except per share data)
Net sales	$366.3	$420.1
Cost of sales	312.4	354.8
Gross profit	53.9	65.3
Selling, general and administrative expenses	40.9	42.8
Operating income	13.0	22.5
Other components of pension income and other postretirement benefits expense, net	1.8	1.3
Interest expense, net	(8.0)	(8.2)
Income before income taxes	6.8	15.6
Income tax expense	(5.5)	(3.9)
Net income	1.3	11.7
Net income attributable to noncontrolling interests	(0.1)	(0.5)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$1.2	$11.2

Earnings per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic	$0.10	$0.92
Diluted	$0.10	$0.90
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.2
Diluted	12.3	12.4

Dividends per common share	$0.125	$0.125

Other financial data:
EBITDA, as defined	$25.5	$35.0

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended March 31,
	2020		2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$1.2	$0.10	$11.2	$0.90
Adjustments:
Plant closure and relocation, severance and other costs	0.4	0.03	1.7	0.14
Loss on sale of asset	0.1	0.01	—	—
Tax effect of above adjustments	(0.1)	(0.01)	(0.4)	(0.03)
Adjusted earnings	$1.6	$0.13	$12.5	$1.01

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and to calculate its debt service coverage ratio under its current revolving credit facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended March 31,
	2020	2019
	(In millions)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$1.2	$11.2
Add back:
Interest expense, net	8.0	8.2
Income tax expense	5.5	3.9
Depreciation and amortization	8.9	9.2
Stock-based compensation expense	1.4	1.9
Other	0.5	0.6
EBITDA, as defined	$25.5	$35.0

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2020	December 31, 2019
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$56.8	$56.0
Accounts receivable, net	248.9	261.3
Inventories, net	330.1	327.2
Prepaid and other current assets	85.1	81.2
Total current assets	720.9	725.7
Property, plant and equipment, net	231.3	237.6
Operating lease right-of-use assets	60.7	64.3
Goodwill	106.9	108.4
Intangible assets, net	87.8	90.6
Other long-term assets	84.7	83.8
Total assets	$1,292.3	$1,310.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$162.6	$175.0
Current portion of long-term debt and short-term debt	15.3	16.8
Current portion of operating lease liabilities	11.4	11.9
Accrued expenses and other	104.1	101.3
Total current liabilities	293.4	305.0
Long-term liabilities, less current portion:
Long-term debt	560.2	545.2
Long-term operating lease liabilities	50.5	53.6
Other long-term liabilities	56.6	57.0
Total long-term liabilities	667.3	655.8
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	317.5	335.6
Noncontrolling interests	14.1	14.0
Total equity	331.6	349.6
Total liabilities and shareholders' equity	$1,292.3	$1,310.4

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In millions)
OPERATING ACTIVITIES
Net income	$1.3	$11.7
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	8.9	9.2
Stock-based compensation expense	1.4	1.9
Changes in operating assets and liabilities:
Accounts receivable	8.1	(23.0)
Inventories	(7.3)	(11.2)
Prepaid and other current assets	(4.9)	6.9
Accounts payable and accrued expenses	(9.5)	11.2
Other	(1.9)	(0.1)
Net cash (used) provided by operating activities	(3.9)	6.6
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4.9)	(10.6)
Proceeds from sale of an asset	1.4	—
Net cash used by investing activities	(3.5)	(10.6)
FINANCING ACTIVITIES
Proceeds from revolving credit facility, net	15.5	1.3
Payments on term loans and other debt	(2.3)	(2.2)
Proceeds from term loans and other debt	0.2	1.1
Proceeds from (payments on) finance lease facilities, net	0.6	(1.6)
Dividends	(1.6)	(1.9)
Purchase of treasury shares	(2.1)	—
Payments of withholding taxes on share awards	(0.1)	(1.0)
Net cash provided (used) by financing activities	10.2	(4.3)
Effect of exchange rate changes on cash	(2.0)	0.1
Increase (decrease) in cash and cash equivalents	0.8	(8.2)
Cash and cash equivalents at beginning of period	56.0	55.7
Cash and cash equivalents at end of period	$56.8	$47.5
Interest paid	$1.5	$2.1
Income taxes paid	$0.8	$2.0

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended March 31,
	2020	2019
	(In millions)
Net sales:
Supply Technologies	$140.8	$165.3
Assembly Components	128.2	138.3
Engineered Products	97.3	116.5
	$366.3	$420.1
Segment operating income:
Supply Technologies	$9.2	$13.1
Assembly Components	6.3	8.3
Engineered Products	3.8	8.1
Total segment operating income	19.3	29.5
Corporate costs	(6.3)	(7.0)
Operating income	13.0	22.5
Other components of pension income and other postretirement benefits expense, net	1.8	1.3
Interest expense, net	(8.0)	(8.2)
Income before income taxes	$6.8	$15.6